          exhibit e(4)

______________, 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

RE:	DISTRIBUTION AGREEMENT DATED SEPTEMBER 5, 2000, AS AMENDED
DECEMBER 1, 2005

Ladies and Gentlemen:

               This letter serves as notice that each of the SMASh Series Funds, including SMASh Series M Fund, SMASh Series C Fund, SMASh Series EC Fund, SMASh Series MP Fund, SMASh Series HY Fund, and SMASh Series MEC Fund, is added to the list of series to which Citigroup Global Markets Inc. (“Distributor”) renders services as a distributor pursuant to the terms of the Distribution Agreement dated September 5, 2000, as amended December 1, 2005 (the "Agreement") between each of the investment companies listed on Appendix A thereto and the Distributor.

CITIFUNDS INSTITUTIONAL TRUST
SMASh Series M Fund
SMASh Series C Fund
SMASh Series EC Fund
SMASh Series MP Fund
SMASh Series HY Fund
SMASh Series MEC Fund

By: _____________________________

Title:_____________________________

Agreed:

CITIGROUP GLOBAL MARKETS INC.

By: _____________________________

Title:_____________________________